UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

AEROJET ROCKETDYNE HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

STEEL PARTNERS HOLDINGS L.P.

SPH GROUP HOLDINGS LLC

SPH GROUP LLC

STEEL PARTNERS HOLDINGS GP INC.

WEBFINANCIAL HOLDING CORPORATION

STEEL EXCEL, INC.

STEEL PARTNERS LTD.

WARREN G. LICHTENSTEIN

JAMES R. HENDERSON

JOANNE M. MAGUIRE

AUDREY A. MCNIFF

AIMEE J. NELSON

MARTIN TURCHIN

HEIDI R. WOOD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On May 16, 2022, Warren Lichtenstein, Executive Chairman of Aerojet Rocketdyne Holdings, Inc., issued the following press release:

Aerojet Rocketdyne Executive Chairman and Aligned Shareholder Warren Lichtenstein Highlights Results of Non-Management Committee’s Investigation

Committee Determines Mr. Lichtenstein’s Conduct “Did Not Constitute Harassment or Retaliation and Was Not Improper Under Applicable Company Policies or Law”

The Lichtenstein Slate Believes the Investigation’s Conclusions Further Discredit Aerojet CEO, Eileen Drake, Who Made a Litany of Baseless Accusations via False and Misleading Communications in Effort to Entrench Herself in Office at Shareholder Expense

NEW YORK--(BUSINESS WIRE)--Aerojet Rocketdyne Holdings, Inc. (NYSE: AJRD) (“Aerojet Rocketdyne” or the “Company”) Executive Chairman Warren Lichtenstein, who collectively with his affiliates and the participants in his solicitation owns approximately 5.2% of the Company's outstanding shares, commented on the conclusions outlined in the memorandum delivered to him and Chief Executive Officer Eileen Drake regarding the summarized determinations of the Non-Management Committee of the Board of Directors (the “Committee”). As a reminder, the Committee was carrying out a costly, distracting and months-long investigation into Mr. Lichtenstein that was initiated by Ms. Drake.

Mr. Lichtenstein commented:

“The Committee’s conclusions are crystal clear: I acted lawfully and in a manner consistent with my fiduciary responsibilities to further the best interests of Aerojet Rocketdyne's shareholders. I did not violate my fiduciary duty as Executive Chairman, the Company’s Code of Conduct, or any other law or Company policy.

These conclusions also speak volumes about Ms. Drake’s utter lack of credibility and selfish and self-serving motivations. After Ms. Drake’s numerous false accusations about my conduct (as detailed in the below table), the Committee’s determinations indicate that these claims were all without merit. This outcome further proves that Ms. Drake’s push for the investigation was the result of personal motives and is yet another example of her wasting Company resources, which belong to shareholders.

With regard to the Committee’s observations about my conversations with third parties, it should be clear that I was acting in shareholders’ best interests by engaging in proper contingency planning in advance of a potentially value-destructive termination of the Lockheed Martin Corporation deal. That was – and remains – my duty as Executive Chairman. If these conversations truly crossed a line, one would expect that the Committee would call them a violation of applicable Company policies or of my fiduciary duty. The Committee did not.

I am pleased that the Committee’s determinations are now public and available to all of the Company’s shareholders.”

Eileen Drake’s Baseless Accusations vs. Non-Management Committee’s Findings

Drake Accusation	Found to be True?

“In Fall 2021, information received by the Board indicated Mr. Lichtenstein was working to undermine the transaction, denigrating Company management and intending to seize control if the Lockheed Martin merger failed.”[1]

No
Mr. Lichtenstein engaged in “misconduct and violations of company policy and Code of Conduct.”[2]	No
“[T]he Lichtenstein Directors and Steel Partners have violated and continue to violate their fiduciary duties.”[3]	No
Mr. Lichtenstein demonstrated a “lack of integrity, self-serving financial motives, and attempts to prevent the LM transaction.”[4]	No
“It is obvious Warren continues to be a liability and is working against us in our collective focus and commitment to closing the transaction.”[5]	No

“Mr. Lichtenstein has also continued his campaign of pressing officers and employees to provide a high volume of company data, which we believe is only intended to facilitate his campaign and efforts to acquire control of Aerojet Rocketdyne without paying a premium.”[6]

No
“Mr. Lichtenstein attempted to abuse his position as Board chairman to force the AJRD Board to approve a related-party agreement with Steel Partners”[7]	No

“Mr. Lichtenstein has inundated employees with massive data requests and intimidating correspondence – reflecting a lack of understanding of the business, a waste of Company resources and a clear threat to AJRD’s ability to hold together its employee base and maintain its client relationships”[7]

No

***

1 Proxy Contest Background, April 25, 2022: https://maximizeajrdvalue.com/shareholder-resources

2 Press Release: Committee For Aerojet Rocketdyne Shareholders And Value Maximization Welcomes Chairman Lichtenstein's About Face And Belated Concession To Publicly Release Results Of Internal Investigation Into His Misconduct, May 4, 2022: https://www.prnewswire.com/news-releases/committee-for-aerojet-rocketdyne-shareholders-and-value-maximization-welcomes-chairman-lichtensteins-about-face-and-belated-concession-to-publicly-release-results-of-internal-investigation-into-his-misconduct-301539991.html

3 Answer and Counterclaims (Excerpted), April 21, 2022: https://maximizeajrdvalue.com/shareholder-resources

4 Eileen Drake Memorandum for Record, May 10, 2021

5 Eileen Drake Memorandum for Record, September 2, 2021

6 Press Release: Committee for Aerojet Rocketdyne Shareholders and Value Maximization Announces Solicitation to Call a June 2022 Special Meeting to Elect a New Board of Directors, April 22, 2022: https://www.prnewswire.com/news-releases/committee-for-aerojet-rocketdyne-shareholders-and-value-maximization-announces-solicitation-to-call-a-june-2022-special-meeting-to-elect-a-new-board-of-directors-301530773.html

7Presentation: Solicitation to Call a Special Meeting of Stockholders of Aerojet Rocketdyne, May 9, 2022: https://img1.wsimg.com/blobby/go/f4d910a7-e205-4be9-ac7f-38908bd93eef/downloads/Solicitation%20to%20Call%20a%20Special%20Meeting%20of%20Stoc.pdf?ver=1652154236530

Certain Information Concerning the Participants

Warren Lichtenstein and SPH Group Holdings LLC, a Delaware limited liability company (“SPHG Holdings”), who together with the other participants named herein (collectively, the “Steel Partners Group”), intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2022 annual meeting of stockholders of Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (the “Company”). This communication is being sent in the individual capacities of the members of the Steel Partners Group, and not by or on behalf of the Company. No Company resources were used in connection with these materials.

THE STEEL PARTNERS GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be SPHG Holdings, Steel Partners Holdings L.P., a Delaware limited partnership (“Steel Holdings”), SPH Group LLC, a Delaware limited liability company (“SPHG”), Steel Partners Holdings GP Inc., a Delaware corporation (“Steel Holdings GP”), WebFinancial Holding Corporation, a Delaware corporation (“WebFinancial”), Steel Excel, Inc., a Delaware corporation (“Steel Excel”), Steel Partners, Ltd., a Delaware corporation (“SPL”), Warren G. Lichtenstein, James R. Henderson, Joanne M. Maguire, Audrey A. McNiff, Aimee J. Nelson, Martin Turchin and Heidi R. Wood.

As of the date hereof, SPHG Holdings directly owned 1,497 shares of Common Stock, $0.10 par value, of the Company (the “Shares”), WebFinancial directly owned 3,482,572 Shares and Steel Excel directly owned 465,427 Shares. Steel Holdings owns 99% of the membership interests of SPHG. SPHG is the sole member of SPHG Holdings. Steel Holdings GP is the general partner of Steel Holdings, the managing member of SPHG and the manager of SPHG Holdings. Accordingly, each of Steel Holdings and Steel Holdings GP may be deemed to beneficially own the Shares directly owned by SPHG Holdings. SPHG owns 100% of the outstanding shares of common stock of WebFinancial. Accordingly, Steel Holdings, SPHG and Steel Holdings GP may be deemed to beneficially own the Shares directly owned by WebFinancial. SPHG Holdings owns 100% of the outstanding shares of common stock of Steel Excel. Accordingly, each of Steel Holdings, SPHG, SPHG Holdings and Steel Holdings GP may be deemed to beneficially own the Shares directly owned by Steel Excel. As of the date hereof, SPL directly owned 60,546 Shares. Mr. Lichtenstein is the Chief Executive Officer of SPL. Accordingly, Mr. Lichtenstein may be deemed to beneficially own the Shares directly owned by SPL. As of the date hereof, Warren G. Lichtenstein directly owned 207,953 Shares. An additional 526,695 Shares are held by a “rabbi trust,” the receipt of which has been deferred by Mr. Lichtenstein pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 526,695 Shares are not deemed to be beneficially owned by Mr. Lichtenstein. As of the date hereof, James R. Henderson directly owned 48,107 Shares. An additional 83,986 Shares are held by a “rabbi trust,” the receipt of which has been deferred by Mr. Henderson pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 83,986 Shares are not deemed to be beneficially owned by Mr. Henderson. As of the date hereof, Audrey A. McNiff directly owned 4,787 Shares. An additional 3,988 Shares are held by a “rabbi trust,” the receipt of which has been deferred by Ms. McNiff pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 3,988 Shares are not deemed to be beneficially owned by Ms. McNiff. As of the date hereof, Martin Turchin directly owned 108,066 Shares. Additionally, Mr. Turchin beneficially owned indirectly an aggregate of 12,500 Shares held in several trusts of which he is a trustee. An additional 5,886 Shares are held by a “rabbi trust,” the receipt of which has been deferred by Mr. Turchin pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 5,886 Shares are not deemed to be beneficially owned by Mr. Turchin. As of the date hereof, Joanne M. Maguire, Aimee J. Nelson and Heidi R. Wood did not beneficially own any securities of the Company.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Steel Partners Holdings L.P.’s (“SPLP”) current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," "will" and similar expressions. These forward-looking statements are based on information currently available to SPLP and are subject to risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, the adverse effects of the COVID-19 pandemic to SPLP’s business, results of operations, financial condition and cash flows; material weaknesses in SPLP’s internal control over financial reporting; fluctuations in crude oil and other commodity prices; substantial cash funding requirements that may be required in the future as a result of certain of SPLP’s subsidiaries’ sponsorship of defined benefit pension plans; significant costs, including remediation costs, as a result of complying with environmental laws or failing to comply with other extensive regulations, including banking regulations; the impact of climate change legislation or regulations restricting emissions of greenhouse gases on costs and demand for SPLP’s services; impacts to SPLP’s liquidity or financial condition as a result of legislative and regulatory actions; SPLP’s ability to maintain sufficient cash flows from operations or through financings to meet its obligations under its senior credit facility; risks associated with SPLP’s business strategy of acquisitions; losses sustained in SPLP’s investment portfolio; the impact of interest rates on SPLP’s investments, such as increased interest rates or the use of a SOFR based interest rate in SPLP’s credit facilities; reliance on the intellectual property owned by others and SPLP’s ability to protect its own intellectual property and licenses; risks associated with conducting operations outside of the United States, including changes in trade policies and the costs or limitations of acquiring materials and products used in SPLP’s operations; risks of litigation; impacts to SPLP’s WebBank business as a result of the highly regulated environment in which it operates, as well as the risk of litigation regarding the processing of PPP loans and the risk that the SBA may not fund some or all PPP loan guaranties; potentially disruptive impacts from economic downturns in various sectors; loss of customers by SPLP’s subsidiaries as a result of not maintaining long-term contracts with customers; risks related to SPLP’s key members of management and the senior leadership team; SPLP’s agreement to indemnify its manager pursuant to its management agreement, which may incentivize the manager to take unnecessary risks; risks related to SPLP’s common and preferred units, including potential price reductions for current unitholders if additional common or preferred units are issued, as well as the lack of an active market for SPLP’s units as a result of transfer restrictions contained in SPLP’s partnership agreement; the ability of SPLP’s subsidiaries to fully use their tax benefits; impacts as a result of changes in tax rates, laws or regulations, including U.S. government tax reform; labor disruptions as a result of vaccine mandated by the United States federal government. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of SPLP's filings with the SEC, including SPLP's Form 10-K for the year ended December 31, 2021, for information regarding risk factors that could affect SPLP's results. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as otherwise required by law, SPLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contacts

Longacre Square Partners

Joe Germani / Greg Marose

jgermani@longacresquare.com / gmarose@longacresquare.com

Okapi Partners

Mark Harnett, 646-556-9350

mharnett@okapipartners.com

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